Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement No. 333-211884 and No. 333-209972 on Form S-8, of our report dated June 28, 2021, relating to the financial statements and financial statement schedule of Welbilt Retirement Savings Plan appearing in the Annual Report on Form 11-K of Welbilt Retirement Savings Plan for the year ended December 31, 2020.

/s/Wipfli LLP
Wipfli LLP

June 28, 2021
La Crosse, Wisconsin